Exhibit 4.2
USG CORPORATION
SUPPLEMENTAL INDENTURE NO. 1
10% Contingent Convertible Senior Notes due 2018
     THIS SUPPLEMENTAL INDENTURE NO. 1, dated as of November 26, 2008 (this “Supplemental Indenture”), between USG CORPORATION, a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).
RECITALS OF THE COMPANY:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 1, 2008 (the “Indenture”), providing for the issuance from time to time of one or more Series of Securities;
     WHEREAS, Article Eight of the Indenture provides for various matters with respect to any Series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;
     WHEREAS, Section 8.1(e) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any Series as permitted by Sections 2.1 and 2.3 of the Indenture; and
     WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.
     NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the issuance of the Series of Securities provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of such Series as follows:
ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION
     SECTION 1.1 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.
     SECTION 1.2 Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

     “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Holder (or if there is more than one Holder, a majority in interest of Holders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Holder; otherwise, the average of all three determinations shall be binding upon the Company and the Holder. The costs of conducting any Appraisal Procedure shall be borne equally by the Company and the Holder or Holders objecting to the determination of Fair Market Value.
     “Attributable Debt” means as of any particular time, the present value in respect of any Sale and Leaseback Transaction, calculated using a rate of interest implicit in such transaction determined in accordance with generally accepted accounting principles in the United States, of the obligation of the lessee for rental payments during the remaining term of the lease related to such Sale and Leaseback Transaction, including any period for which that lease has been extended or may, at the option of the lessor, be extended, after excluding all amounts required to be paid in respect of maintenance and repairs, insurance, taxes, assessments, water and utility rates, management fees and similar charges.
     “Business Combination” has the meaning specified in Section 4.10.
     “Capital Lease” means at any date any lease of property which, in accordance with generally accepted accounting principles, would be required to be capitalized on the balance sheet of the lessee.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.
     “Change of Control” means the occurrence of any of the following:
          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions,

of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to the Company or one of its wholly-owned subsidiaries;
          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;
          (3) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or
          (4) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Voting Stock of the Company, measured by voting power rather than number of shares.
     “Closing Price” means on any Trading Day, the reported last sale price per share (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the New York Stock Exchange or, if the Company Common Stock (or the applicable security) is not quoted on the New York Stock Exchange, as reported by the principal national securities exchange on which the Company Common Stock (or such other security) is listed, or if no such prices are available, the Closing Price per share shall be the fair value of a share of Company Common Stock (or such other security) as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officers’ Certificate delivered to the Trustee).
     “Company” has the meaning given in the first introductory paragraph hereof.
     “Company Common Stock” means the common stock of the Company, par value $0.10 per share, as it exists on the date of this Supplemental Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     “Consolidated Net Tangible Assets” means, as of any particular date, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (a) all current liabilities (excluding the current portion of any Funded Debt and any other current liabilities that constitute Funded Debt by reason of being extendible or renewable), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as computed in accordance with generally accepted accounting principles in the United States and as shown in the latest annual or quarterly balance sheet of the Company and its consolidated subsidiaries contained in the Company’s then most recent annual report to stockholders or quarterly report filed with the Commission, as the case may be.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of the Board of Directors on the date of the issuance of the Securities; or (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).
     “Conversion Agent” has the meaning specified in Section 4.2(a).
     “Conversion Condition” means the earlier of (a) (i) the obtaining of Stockholder Approval and (ii) the Company’s certification to the Trustee in an Officers’ Certificate that the Stockholder Approval has been obtained and (b) the time at which the Company certifies to the Trustee in an Officers’ Certificate that Stockholder Approval is no longer required to permit the conversion of all of the Securities into shares of Company Common Stock without a Violation.
     “Conversion Date” has the meaning specified in Section 4.2(b).
     “Conversion Rate” means the rate at which shares of Company Common Stock shall be delivered upon conversion, which rate, for each $1,000 principal amount of Securities, shall be determined initially by dividing 1,000.00 by 11.40, as adjusted from time to time pursuant to the provisions of this Supplemental Indenture.
     “Convertible Securities” has the meaning specified in Section 4.6(a)(vii).
     “Credit Facility” means each of (a) the credit agreement dated September 9, 2008 among the Company, JP Morgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto and (b) the amended and restated credit agreement dated as of July 31, 2007 among the Company, JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Credit Partners L.P., as syndication agent, and the other lenders party thereto; in each case in the form thereof existing as of the date of this Supplemental Indenture.
     “Credit Facility Condition” means (a) that each Credit Facility has been (i) terminated, or (ii) amended or modified, or a consent, waiver or acknowledgement from the respective agent and the required lenders thereunder is received, in each case providing that no “change of control,” “change in control” or similar event would occur by virtue of the Designated Original Purchaser converting all of its Securities into shares of Company Common Stock, assuming that the Designated Original Purchaser beneficially owns the Designated Original Purchaser Issue Date Company Common Stock and (b) the Company certifies to the Trustee in an Officers’ Certificate that the foregoing requirements of clause (a) have been fulfilled.
     “Current Market Price” has the meaning specified in Section 4.6(a)(ix).
     “Definitive Security” means a certificated Security.
     “Depositary” means The Depository Trust Company, its nominees and their respective successors.
     “Designated Original Purchaser” means the original beneficial owner of Securities identified on Exhibit C hereto and entities where it beneficially owns more than 50% of the equity interests (measured by voting rights and value.
     “Designated Excess Securities” means $42,483,000 aggregate principal amount of the Securities beneficially owned by the Designated Original Purchaser, minus the net reduction in Securities beneficially owned by the Designated Original Purchaser from the issue date, which shall not be less than zero.
     “Designated Original Purchaser Issue Date Company Common Stock” means, with respect to the Designated Original Purchaser, the number of shares of Company Common Stock beneficially owned by such Designated Original Purchaser on November 26, 2008.
     “Expiration Date” has the meaning specified in Section 4.6(a)(vi).
     “Expiration Time” has the meaning specified in Section 4.6(a)(vi).
     “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith. If the Holder (or if there is more than one Holder, a majority in interest of Holders) objects in writing to the Board of Director’s calculation of fair market value within 10 days of receipt of written notice thereof and the Holder or Holders and the Company are unable to agree on fair market value during the 10-day period following the delivery of the Holder’s or Holders’ objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Holder’s or Holders’ objection.
     “Final Maturity Date” means December 1, 2018.
     “Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading following the original issuance of the Securities.

     “Fundamental Change Company Notice” has the meaning specified in Section 3.2(b).
     “Fundamental Change Repurchase Date” has the meaning specified in Section 3.2(a).
     “Fundamental Change Repurchase Notice” has the meaning specified in Section 3.2(c).
     “Fundamental Change Repurchase Price” of any Security, means 105% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date.
     “Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.
     “Funded Debt” means all indebtedness (other than indebtedness among the Company and its subsidiaries) for the repayment of money borrowed, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, having a final maturity of more than twelve months after the date of its creation or having a final maturity of less than twelve months after the date of its creation but by its terms being renewable or extendible beyond twelve months after such date at the option of the borrower (excluding obligations under any Capital Leases). For the purpose of determining “Funded Debt,” any particular indebtedness will be excluded if, on or prior to the final maturity of that indebtedness, the necessary funds for the payment, redemption or satisfaction of that indebtedness have been deposited with the proper depositary in trust.
     “Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the global securities legend which forms the first full paragraph thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
     “Legend” has the meaning specified in Section 2.4(a).
     “Lien” has the meaning specified in Section 5.1.
     “Market Disruption Event” means the occurrence or existence for more than one-half hour period in the aggregate on any day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in the Company Common Stock (or the applicable security) or in any options, contracts or future contracts relating to the Company Common Stock (or such other security), and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.
     “Non-Company Common Stock Dividend” has the meaning specified in Section 4.6(a)(iv).

     “Original Purchasers” means the Purchasers under each of that certain Securities Purchase Agreement, dated November 21, 2008, by and between the Company and Fairfax Financial Holdings Limited, and that certain Securities Purchase Agreement, dated November 21, 2008, by and between the Company and Berkshire Hathaway Inc., and such Purchasers’ subsidiaries in which such Purchasers beneficially own more than 50% of the equity interests (measured by both voting rights and value).
     “Participant” means members of, or participants in, the Depositary.
     “Permitted Liens” means (i) Liens existing as of the date of this Supplemental Indenture; (ii) Liens on property or assets of, or any shares of stock or securing indebtedness of, any corporation existing at the time such corporation becomes a Subsidiary; (iii) Liens on property, assets, shares of stock or securing indebtedness existing at the time of an acquisition, including an acquisition through merger or consolidation, and Liens to secure indebtedness incurred prior to, at the time of or within 180 days after the later of the completion of the acquisition, or the completion of any construction, improvement or renovation and commencement of the operation of, any such property, for the purpose of financing all or any part of the purchase price or construction cost of that property; (iv) Liens to secure all or any portion of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure Funded Debt incurred prior to, at the time of or within 180 days after the completion of such development, operation, construction, alteration, repair or improvement for the purpose of financing all or any part of such costs; (v) Liens in favor of, or which secure indebtedness owing to, the Company or a Subsidiary; (vi) Liens arising from the assignment of moneys due and to become due under contracts between the Company or any Subsidiary and the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof; or Liens in favor of the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute, or pursuant to the provisions of any contract not directly or indirectly in connection with securing any Funded Debt; (vii) Liens arising by reason of any attachment, judgment, decree or order of any court or other governmental authority, so long as such Lien is adequately bonded or reserved for and any appropriate legal proceedings which may have been initiated for review of such attachment, judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; (viii) Liens arising by operation of law in favor of mechanics, materialmen, laborers, employees, carriers, landlords or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (ix) Liens on property leased to or purchased by the Company or any Subsidiary and securing, directly or indirectly, obligations issued by a State, a Territory or a possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the cost of acquisition or cost of construction of such property; (x) extensions, substitutions, replacements or renewals of the foregoing if the principal amount of the indebtedness secured thereby is not increased and is not secured by any additional assets; (xi) Liens existing or arising securing indebtedness or any other obligations under the Credit Agreement, dated as of August 2, 2006 among the Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Goldman Sachs Credit Partners, L.P., as Syndication Agent, or any renewals, amendments, increases, or extensions, replacements or refinancings thereof intended to rank equal in priority to the foregoing; (xii) Liens arising from the granting of a license to any person in the ordinary course of business; provided that such Liens attach only to the assets subject to such license; (xiii) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder; (xiv) Liens incurred with respect to rights of agents for collection for the Company under assignments of chattel paper, accounts, instruments or general intangibles for purposes of collection in the ordinary course of business; (xv) Liens existing or deemed to exist in connection with securitization or similar transactions relating to accounts, receivables or other rights to payment or interests therein; (xvi) Liens securing obligations under swap agreements and related netting agreements; (xvii) Liens created by sales contracts on assets subject to such contract; (xviii) Liens consisting of the interest of any lessee under any lease or sublease on such property; (xix) Liens attaching or resulting in connection with any letter of intent or purchase agreement relating to such property subject to such letter of intent or purchase agreement; (xx) Liens for taxes, assessments or other governmental charges; and (xxi) easements, zoning restrictions, rights of way and similar encumbrances on real property that do not secure monetary obligations.
     “Permitted Transactions” has the meaning specified in Section 4.6(a)(vii).
     “Pricing Date” has the meaning specified in Section 4.6(a)(vii).
     “Principal Property” means, as of any date any Lien thereon is to become effective, any building, structure or other facility, together with the land upon which it is erected and any fixtures which are a part of the building, structure or other facility, used primarily for manufacturing, processing or production (other than any such land, building, structure or other facility or portion thereof which is a pollution control facility or sewage or waste disposal facility), in each case located in the United States, and owned or leased or to be owned or leased by the Company or any of its Subsidiaries, and in each case the net book value of which as of that date exceeds 1% of the Company’s Consolidated Net Tangible Assets, other than any such land, building, structure or other facility or portion thereof which is financed through the issuance of tax-exempt government obligations or which in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries, considered as one enterprise.
     “Pro Rata Repurchases” means any purchase of shares of Company Common Stock by the Company or any affiliate of the Company thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Company Common Stock, in the case of both (A) or (B), whether for cash, shares of Company Capital Stock, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Purchase that is not a tender or exchange offer.
     “Purchased Shares” has the meaning specified in Section 4.6(a)(vi).
     “Restricted Global Security” means a Global Security that is a Restricted Security.
     “Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security annexed as Exhibit A.
     “Restricted Subsidiary” means a Subsidiary that owns a Principal Property.
     “Sale and Leaseback Transaction” means any arrangement with any person (other than among the Company and/or its Restricted Subsidiaries (including any Subsidiary that would become a Restricted Subsidiary upon the consummation of any such sale thereto)) pursuant to which the Company or a Restricted Subsidiary agrees to lease any Principal Property (except for leases for a term of not more than three years) which has been or is to be sold or transferred more than 180 days after the later of the date (i) on which such Principal Property has been acquired by the Company or a Restricted Subsidiary and (ii) of completion of construction and commencement of full operation thereof, by the Company or a Restricted Subsidiary to that person. Notwithstanding the above, a Sale and Leaseback Transaction shall not include any such arrangement for financings of air, water or noise pollution control facilities or sewage or solid waste disposal facilities or involving industrial development bonds or other securities which are tax-exempt pursuant to Section 103 of the Internal Revenue Code of 1986, as amended from time to time (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof).
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securities” means the 10% Contingent Convertible Senior Notes due 2018, constituted pursuant to the terms of this Supplemental Indenture.
     “Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who will initially be the Trustee.
     “Shareholders Rights Plan” has the meaning specified in Section 4.6(a)(iv).
     “Spinoff Securities” has the meaning specified in Section 4.6(a)(iv).
     “Spinoff Valuation Period” has the meaning specified in Section 4.6(a)(iv).

     “Stockholder Approval” means approval of the Company’s stockholders necessary to approve the conversion of all of the Securities into shares of Company Common Stock for purposes of satisfying the requirements of the Listed Company Manual of the New York Stock Exchange.
     “Supplemental Indenture” has the meaning given in the first introductory paragraph hereof.
     “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange or, if the Company Common Stock (or the applicable security) is not quoted on the New York Stock Exchange, the principal national securities exchange on which the Company Common Stock (or such other security) is listed, is open for trading or, if the Company Common Stock (or such other security) is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
     “Termination of Trading” means the termination (but not the temporary suspension) of trading of the Company Common Stock, which will be deemed to have occurred if the Company Common Stock or other common stock into which the Securities are convertible is not listed for trading on a United States national securities exchange.
     “Trustee” has the meaning given in the first introductory paragraph hereof.
     “Violation” means a violation of the stockholder approval requirements of the Listed Company Manual of the New York Stock Exchange to the extent then applicable.
     “Voting Stock” means, with respect to any Person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
     SECTION 1.3 Rules of Construction. For all purposes of this Supplemental Indenture:
     (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;
     (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;
     (c) the terms “herein”, “hereof’, “hereunder” and other words of similar import refer to this Supplemental Indenture; and
     (d) in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

ARTICLE TWO
THE SECURITIES
     SECTION 2.1 Title of the Securities. There shall be a Series of Securities designated the 10% Contingent Convertible Senior Notes due 2018.
     SECTION 2.2 Limitation on Aggregate Principal Amount. The Securities will be issued in an aggregate principal amount of $400,000,000. Securities that have been issued and paid, converted or acquired by the Company or its subsidiaries and cancelled shall not be reissued under this Supplemental Indenture.
     SECTION 2.3 Form and Dating.
     (a) General. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.
     The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.
     The Company hereby designates the Depositary as the initial depositary for the Global Securities.
     (b) Restricted Global Securities. All of the Securities are initially being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities in definitive, fully registered form without interest coupons, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.
     (c) Book-Entry Provisions. This Section 2.3(c) shall apply only to a Global Security deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.3(c) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

     Participants shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
     (d) Definitive Securities. Except as provided in Section 2.5, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.
     SECTION 2.4 Transfer and Exchange.
     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.
     (b) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:
     (i) to register the transfer of such Definitive Securities; or
     (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met including compliance with the requirements of Section 2.4(a) hereof, if applicable; provided, however, that the Registrar shall not be obligated to register such transfer or make such exchange unless and until the Definitive

Securities surrendered for transfer or exchange have been duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     (c) Transfer and Exchange of Global Securities.
     (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Supplemental Indenture (including the restrictions set forth in this Section 2.4(a) hereof, if applicable, and all other applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.
     (ii) Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 2.5), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     (d) Subject to Section 2.4(c)(ii) and in compliance with Section 2.4(e), every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
     (e) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.4 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an opinion of counsel reasonably acceptable to the Company and the Registrar and addressed to the Company and the Registrar, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.
     As used in Sections 2.4(d) and (e), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.
     (f) Until the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision thereto), any stock certificate representing Company Common Stock issued upon conversion of any Security shall bear a legend in substantially the following form, unless such Company Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or such Company Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:
THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
     Any such Company Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Company Common Stock for exchange in accordance with the procedures of the transfer agent for the Company Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Company Common Stock, which shall not bear the restrictive legend required by this section. The Trustee may reasonably rely on an Opinion of Counsel in order to determine whether the legend is required upon transfer.
     (g) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
     (h) Obligations with Respect to Transfers and Exchanges of Securities.
     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.
     (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 8.5 or 12.2 of the Indenture).
     (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
     (iv) The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.
     (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.
     (i) No Obligation of the Trustee.
     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in Global Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered

Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     SECTION 2.5 Definitive Securities.
     (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.3 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.4 and (i) the Company notifies the Trustee that the Depositary is no longer willing or able to act as a depositary or clearing system for the Securities or the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary or clearing system is not appointed by the Company within 90 days of such notice or cessation, (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture, or (iii) upon the occurrence and continuation of an Event of Default.
     (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.5 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.5 shall be executed, authenticated and delivered only in denominations of $1,000 of principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct.
     (c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under the Indenture or the Securities.
     (d) In the event of the occurrence of any of the events specified in Section 2.5(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

ARTICLE THREE
REPURCHASE
     SECTION 3.1 Optional Redemption. On or after December 1, 2013, the Company may redeem, in accordance with the terms of the Indenture, all or a part of the Securities on any one or more occasions, at the redemption prices (expressed as percentages of principal amount of the Securities to be redeemed) set forth below plus accrued and unpaid interest on the Securities redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on December 1 of each of the years indicated below:

Year	Percentage
2013	105.00%
2014	103.30%
2015	101.70%
2016 and thereafter	100.00%
     Any Security selected for redemption pursuant to this Section 3.1 can be converted into shares of Company Common Stock, in accordance with Article 4 hereof, at any time until and including the Business Day prior to the redemption date specified in the notice of redemption issued by the Company in respect of such redemption.
     If less than all of the Securities are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, the Securities to be redeemed in whole or in part. Securities may be redeemed in part only in multiples of $1,000 principal amount.
     The Company shall provide notice of redemption to each Holder of a Security to be redeemed not less than 30 days nor more than 60 days prior to the date fixed for redemption. If any Security is to be redeemed in part, the notice of redemption shall state the portion of the principal amount of such Security to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in such aggregate principal amount (which must be equal to $1,000 principal amount or any integral thereof) equal to the portion of the principal amount of the Security so surrendered that is not redeemed will be issued.
     If any Security selected for partial redemption pursuant to this Section 3.1 is converted in part before termination of the conversion right with respect to the portion of the Security so selected the converted portion of such Security shall be deemed so far as possible to be the portion selected for redemption.
     Any Security in the form of a Global Security that is to be redeemed only in part shall be adjusted to reflect the amount of any decrease in the amount of outstanding Securities represented thereby by the Trustee, which adjustment shall be made on the records of the Trustee and the Depository.
     SECTION 3.2 Repurchase of Securities at Option of the Holder upon a Fundamental Change.

     (a) If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to repurchase for cash all or any portion of the Securities of such Holder equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Repurchase Price, on a date that is not less than 30 days nor more than 45 days after the date of the Fundamental Change Company Notice pursuant to subsection 3.2(b) or, if later, not less than five Business Days after the Fundamental Change Effective Date (the “Fundamental Change Repurchase Date”).
     (b) As promptly as reasonably practicable following the public announcement of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change and of the resulting repurchase right to the Trustee, Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state:
     (i) the events causing such Fundamental Change;
     (ii) the date (or expected date) of such Fundamental Change;
     (iii) the last date by which the Fundamental Change Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.2;
     (iv) the Fundamental Change Repurchase Date;
     (v) the Fundamental Change Repurchase Price;
     (vi) the Holder’s right to require the Company to purchase the Securities;
     (vii) the name and address of each Paying Agent and Conversion Agent;
     (viii) the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;
     (xi) the procedures that the Holder must follow to exercise conversion rights under Article 4 and that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted into Company Common Stock pursuant to Article 4 of this Supplemental Indenture only to the extent that the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture and the Indenture;
     (x) the procedures that the Holder must follow to exercise rights under this Section 3.2;
     (xi) the procedures for withdrawing a Fundamental Change Repurchase Notice;
     (xii) that, unless the Company fails to pay such Fundamental Change Repurchase Price, Securities covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Repurchase Date; and
     (xiii) the CUSIP number of the Securities.
     At the Company’s request, as promptly as practicable following receipt of such notice from the Company, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the applicable procedures of the Depositary relating to the purchase of Global Securities.
     (c) A Holder may exercise its rights specified in Section 3.2(a) upon delivery of a written notice (which shall be in substantially the form attached as Exhibit B hereto under the heading “Fundamental Change Repurchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the applicable procedures of the Depositary) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to the Company or any Paying Agent at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law.
     (i) The Fundamental Change Repurchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the applicable procedures of the Depositary), (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, in integral multiples of $1,000 and (C) that such Security shall be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Supplemental Indenture and the Indenture.
     (ii) The delivery of a Security for which a Fundamental Change Repurchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor.
     (iii) The Company shall only be obliged to purchase, pursuant to this Section 3.2, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Supplemental Indenture and the Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).
     (iv) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.2(c) shall have the right to withdraw such Fundamental Change Repurchase

Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.3.
     (v) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.
     (vi) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.
     SECTION 3.3 Effect of Fundamental Change Repurchase Notice.
     (a) Upon receipt by any Paying Agent of a properly completed Fundamental Change Repurchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 3.3(b)) thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Security, subject to the occurrence of the Fundamental Change Effective Date and an absence of an Event of Default, or a continuation thereof (other than a Default in the payment of the Fundamental Change Repurchase Price). Such Fundamental Change Repurchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Repurchase Date (provided that the conditions in Section 3.2 have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.2(c). Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted into shares of Company Common Stock pursuant to Article 4 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn in accordance with Section 3.3(b) with respect to the Securities to be converted.
     (b) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the applicable procedures of the Depositary) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Fundamental Change Repurchase Date, specifying (1) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted, (2) if certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in withdrawable part (or if the Securities are not certificated, such written notice must comply with the applicable procedures of the Depositary) and (3) the portion of the principal amount of the Security that will remain subject to the Fundamental Change Repurchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.

     SECTION 3.4 Deposit of Fundamental Change Repurchase Price.
     (a) On or before 12:00 p.m. (noon) New York City time on the Business Day following the applicable Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 3.4 of the Indenture) an amount of money (in immediately available funds if deposited on or after such Fundamental Change Repurchase Date), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Repurchase Date.
     (b) If a Paying Agent or the Trustee holds, in accordance with the terms hereof, all consideration required in an amount sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture and the Indenture, whether cash, Company Common Stock or other securities, then, on the Business Day following the applicable Fundamental Change Repurchase Date, such Security will cease to be outstanding and interest shall cease to accrue, whether or not the Security is delivered to the Paying Agent or the Trustee, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Repurchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities repurchased on or as soon as practicable after the Fundamental Change Repurchase Date.
     (c) The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Supplemental Indenture and the Indenture.
     (d) If a Fundamental Change Repurchase Date falls after a regular record date and on or before the related interest payment date, then interest on the Securities payable on such interest payment date will be payable to the Holders in whose names the Securities are registered at the close of business on such regular record date.
     SECTION 3.5 Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.4 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.
     SECTION 3.6 Securities Purchased in Part. Any Security in the form of a Global Security that is to be purchased only in part shall be adjusted to reflect the amount of any decrease in the amount of outstanding Securities represented thereby by the Trustee, which adjustment shall be made on the records of the Trustee and the Depositary. Any Security in the form of a Definitive Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Repurchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.
     SECTION 3.7 Compliance with Securities Laws upon Purchase of Securities. In connection with any offer to purchase of Securities under Section 3.2, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.2 through 3.5 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Supplemental Indenture and the Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.
     SECTION 3.8 Cancellation of Tendered Securities. The Company will surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation. Any securities surrendered to the Trustee for cancellation will be canceled promptly in accordance with Section 2.10 of the Indenture and Section 2.4 hereof.
ARTICLE FOUR
CONVERSION
     SECTION 4.1 Conversion Privilege and Conversion Rate.
     (a) At any time (i) after the Conversion Condition has occurred and (ii) with respect to the Designated Excess Securities only, so long as the Designated Original Purchaser is the beneficial owner of such Designated Excess Securities, after the Credit Facility Condition has occurred, subject to and upon compliance with the provisions of this Article 4, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 principal amount, may be converted into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Company Common Stock at any time prior to the close of business on the Business Day immediately preceding the Final Maturity Date at the Conversion Rate in effect at such time, determined as hereinafter provided.
     (b) Provisions of this Supplemental Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
     (c) A Holder of Securities is not entitled to any rights of a holder of Company Common Stock until such Holder has converted its Securities into Company Common Stock, and only to the extent such Securities are deemed to have been converted into Company Common Stock pursuant to this Article 4.
     (d) The Conversion Rate shall be adjusted in certain instances as provided in Section 4.6.

     (e) By delivering the number of shares of Company Common Stock issuable on conversion to the Trustee, or to the Conversion Agent, if the Conversion Agent is other than the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest attributable to the period from the most recent interest payment date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited) except to the extent that such interest is required to be paid by the last paragraph of Section 2.7 of the Indenture.
     (f) Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to deliver shares of Company Common Stock in connection with any conversion of Securities to the extent such delivery would constitute a violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Competition Act (Canada), or any other foreign antitrust laws or requirements and any applicable waiting period (and any extension thereof) under any such antitrust laws or requirements has not expired or terminated.
     SECTION 4.2 Conversion Procedure.
     (a) So long as any of the Securities remain outstanding, the Company will maintain one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”). The Company initially designates the Trustee to act as Conversion Agent.
     (b) To convert a Security, a Holder must (i) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (ii) surrender the Security to a Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (iv) pay all transfer or similar taxes, if required pursuant to Section 4.4. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Upon the conversion of a Security, the Company will pay the cash and deliver the shares of Company Common Stock to the Trustee or to the Conversion Agent, if the Conversion Agent is other than the Trustee, as applicable, as promptly as practicable after the later of the Conversion Date and the date that all calculations necessary to make such payment and delivery have been made, but in no event later than five Business Days after the later of those dates. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time.
     (c) The person in whose name the shares of Company Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Company Common Stock on the Conversion Date; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Company Common Stock upon conversion as the record holder or holders of such shares of Company Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Company Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, other than a conversion in part, such person shall no longer be a Holder of such Security. Except as set forth in this Supplemental Indenture or the Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Company Common Stock issued upon conversion of a Security prior to the issuance of such shares.
     (d) Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date next preceding any interest payment date to the opening of business on the next succeeding interest payment date will receive the semi-annual interest payable on such Securities on the corresponding interest payment date notwithstanding the conversion. Upon surrender of any such Securities for conversion during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date, unless (i) such Securities have been surrendered for conversion following the regular record date immediately preceding the final interest payment date (December 1, 2018), (ii) the Company has specified a Fundamental Change Repurchase Date or a redemption date that is after a regular record date and on or prior to the Business Day following the corresponding interest payment date, or (iii) to the extent of overdue interest, if any, which exists at the time of the Conversion with respect to such Security, such Securities shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such corresponding interest payment date. Except as otherwise provided in this Section 4.2(d), no payment or adjustment will be made for accrued interest on a converted Security.
     (e) Subject to Section 4.2(d), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a regular record date to receive the interest payable on such Security on the related interest payment date in accordance with the terms of this Supplemental Indenture and the Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Company Common Stock issuable upon the conversion, if any, (and the amount of any cash in lieu of fractional shares pursuant to Section 4.3) shall be based on the aggregate principal amount of all Securities so converted.
     (f) In the case of any Security in the form of a Global Security which is converted in part only, upon such conversion, the Security shall be adjusted to reflect the amount of any decrease in the amount of outstanding Securities represented thereby by the Trustee, which adjustment shall be made on the records of the Trustee and the Depositary. In the case of any Security in the form of a Definitive Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.
     SECTION 4.3 Fractional Shares. The Company will not issue fractional shares of Company Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional share, the Company will pay an amount in cash for the current market value of the fractional share on the date of conversion. The current market value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the Closing Price of the Company Common Stock on the Trading Day immediately preceding the Conversion Date by such fractional share and rounding the product to the nearest whole cent.
     SECTION 4.4 Taxes on Conversion. If a Holder converts a Security, the Holder shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Company Common Stock upon such conversion. The Holder shall also pay any such tax with respect to cash received in lieu of fractional shares. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Company Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
     SECTION 4.5 Company to Provide Stock.
     (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Company Common Stock, a sufficient number of shares of Company Common Stock to permit the conversion of all outstanding Securities into shares of Company Common Stock.
     (b) All shares of Company Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.
     (c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Company Common Stock upon conversion of Securities.
     SECTION 4.6 Adjustment of Conversion Rate.
     (a) The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (i) If the Company shall pay a dividend or make a distribution on outstanding Company Common Stock in shares of Company Common Stock, the Conversion Rate in effect immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by the Company by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the sum of the number of shares of Company Common Stock outstanding at the close of business on such record date plus the total number of shares of Company Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Company Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (i), the number of shares of Company Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Company Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (ii) If the Company shall subdivide its outstanding Company Common Stock into a greater number of shares, or combine its outstanding Company Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Company Common Stock, proportionately increased and, in the case of a combination of Company Common Stock, proportionately reduced. A reclassification of Company Common Stock into securities other than Company Common Stock shall be deemed to involve (A) a distribution of such other than Company Common Stock securities pursuant to Section 4.6(a)(iv) hereof and (B) a subdivision or combination, as the case may be, of the number of shares of Company Common Stock outstanding immediately prior to such reclassification into the number of shares of Company Common Stock outstanding immediately thereafter pursuant to the terms of this Section 4.6(a)(ii). In the case of (A) above the “record date for the determination of stockholders entitled to receive such dividend or other distribution” and in the case of (B) above the “day upon which such subdivision or combination becomes effective” shall be the date upon which such reclassification becomes effective. Such adjustments shall be made successively whenever any such subdivision, combination or reclassification of the Company Common Stock occurs and shall become effective immediately after the date upon which such subdivision, combination or reclassification becomes effective.
     (iii) If the Company effects a Pro Rata Repurchase of Company Common Stock, then, unless such transaction results in a change to the Conversion Rate pursuant to Section 4.6(a)(vi) hereof, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be the product of (A) the number of shares of Company Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Company Common Stock so repurchased and (B) the Current Market Price per share of Company Common Stock on the Trading Day immediately preceding the first public announcement by the Company or any of its affiliates of the intent to effect such Pro Rata Repurchase and of which the denominator shall be (A) the product of (I) the number of shares of Company Common Stock outstanding immediately before such Pro Rata Repurchase and (II) the Current Market Price of a share of Company Common Stock on the Trading Day immediately preceding the first public announcement by the Company or any of its affiliates of the intent to effect such Pro Rata Repurchase, minus (B) the aggregate purchase price (based on the Fair Market Value of any non-cash consideration) of the Pro Rata Repurchase.
     (iv) If the Company shall make a dividend or other distribution to all or substantially all holders of its Company Common Stock of Capital Stock (other than Company Common Stock) evidences of indebtedness, cash, rights warrants, other assets or property of the Company, including securities (excluding dividends or distributions in connection with a business combination resulting in a change in the conversion consideration that includes the value of such dividend or distribution or pursuant to any Shareholder Rights Plan (as hereinafter defined)) (a “Non-Company Common Stock Dividend”), then in each such case the Conversion Rate in effect immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of the Company Common Stock on such record date and of which the denominator shall be Current Market Price per share of Company Common Stock on such record date less the Fair Market Value on such record date of the portion of the Non-Company Common Stock Dividend so distributed applicable to one share of Company Common Stock (determined on the basis of the number of shares of Company Common Stock outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     If the Fair Market Value (as so determined) of the portion of the Non-Company Common Stock Dividend so distributed applicable to one share of Company Common Stock is equal to or greater than the Current Market Price per share of the Company Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of Non-Company Common Stock Dividend so distributed that such Holder would have received had such Holder converted each Security on such record date. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 4.6(a)(iv) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Company Common Stock.
     Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Company Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the “Spinoff Securities”), the Conversion Rate shall be adjusted, so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Closing Price of one share of

Company Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the New York Stock Exchange or such other U.S. national or regional exchange or market on which the Company Common Stock is then listed or quoted and (B) the average of the Closing Prices over the Spinoff Valuation Period of the Spinoff Securities multiplied by the number of Spinoff Securities distributed in respect of one share of Company Common Stock and the denominator of which shall be the average Closing Price of one share of Company Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences.
     (v) The Company shall provide that, pursuant to the Company’s shareholder rights plan adopted December 21, 2006 and under any future shareholder rights plan of the Company (the “Shareholder Rights Plan”), Holders of Securities will receive, upon conversion of their Securities for shares of Company Common Stock, in addition to shares of Company Common Stock, common stock purchase rights issuable under such Shareholder Rights Plan unless, prior to conversion, the common stock purchase rights have expired, terminated or been redeemed or exchanged or unless the rights have separated from the Company Common Stock. If the common stock purchase rights provided for in the Shareholder Rights Plan adopted by the Company have separated from the Company Common Stock in accordance with the provisions of the Shareholder Rights Plan so that Holders of Securities would not be entitled to receive any rights in respect of shares of Company Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed, to all holders of Company Common Stock, shares of Capital Stock, evidences of indebtedness or other assets or property pursuant to Section 4.6(a)(i), (iii) or (iv) hereof, as applicable, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, the Company may take such steps (if any) that may be necessary so that, upon conversion of Securities, the Holders will receive, in addition to shares of Company Common Stock issuable upon such conversion, the common stock purchase rights which would have attached to such shares of Company Common Stock if the common stock purchase rights had not become separated from the Company Common Stock under its Shareholder Rights Plan. Notwithstanding the foregoing, the conversion rate with respect to Securities held by a Holder that causes the separation of common stock purchase rights under a Shareholder Rights Plan will not be adjusted in accordance with this Section 4.6(a)(v).
     (vi) If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Company Common Stock shall expire, then, if the tender offer shall require the payment to stockholders of consideration per share of Company Common Stock having a Fair Market Value that exceeds the Closing Price per share of Company Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion

Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the Fair Market Value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Company Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Closing Price per share of Company Common Stock on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Company Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Closing Price per share of the Company Common Stock on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this Section 4.6(a)(vi) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 4.6(a)(vi).
     (vii) If the Company shall issue shares of Company Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of Company Common Stock) (collectively, “Convertible Securities”) (other than in Permitted Transactions (as defined below) or a transaction to which Section 4.6(a)(i) is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 95% of the Closing Price on the last Trading Day preceding the date of the agreement on pricing such shares (or such Convertible Securities) (such date of the agreement on pricing, the “Pricing Date”) then, in such event, the Conversion Rate in effect immediately prior to the Pricing Date shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate by a fraction of which the numerator shall be the sum of (A) the number of shares of Company Common Stock outstanding immediately prior to the Pricing Date and (B) the number of additional shares of Company Common Stock issued (or into which Convertible Securities may be exercised or converted) and of which the denominator shall be the sum of (A) the number of shares of Company Common Stock outstanding immediately prior to the Pricing Date and (B) the number of shares of Company Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Company Common Stock so issued (or into which Convertible Securities may be exercised or convert) would purchase at the Closing Price on the last Trading Day preceding the Pricing Date.
     For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Company Common Stock or Convertible Securities shall be deemed to be equal to the sum of the net offering price

(including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities into shares of Company Common Stock; and “Permitted Transactions” shall mean issuances (i) in a merger or consolidation transaction, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors, or (iii) in connection with a public or broadly marketed offering and sale of Company Common Stock, securities convertible into Company Common Stock or rights or warrants entitling the holder to purchase Company Common Stock for cash, conducted on a basis consistent with offerings by public companies of similar size in their own capital raising transactions. Such adjustments shall be made successively whatever any shares of Company Common Stock are issued (or into which Convertible Securities may be exercised or convert). Any adjustment made pursuant to this Section 4.6(a)(vii) shall become effective immediately upon the Pricing Date.
     (viii) For purposes of this Section 4.6, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.
     (ix) For purposes of any computation under this Section 4.6, “Current Market Price” shall mean the average of the daily Closing Prices per share of Company Common Stock for each of the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:
     (A) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;
     (B) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and
     (C) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to the immediately preceding clause (A) or (B) of this Section 4.6(a)(ix), the Closing Price for each Trading Day on or after such

“ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Company Common Stock as of the close of business on the day before such “ex” date.
     For purposes of any computation under Section 4.6(a)(vi), if the “ex” date for any event (other than the tender offer that is the subject of the adjustment pursuant to Section 4.6(a)(vi)) that requires an adjustment to the Conversion Rate occurs on the date of the Expiration Time for the tender or exchange offer requiring such computation or on the Trading Day next following the Expiration Time, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this Section 4.6(a)(ix) the term “ex” date, when used:
     (A) with respect to any issuance, sale or distribution, means the first date on which the Company Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;
     (B) with respect to any subdivision or combination of shares of Company Common Stock or a Pro Rata Repurchase, means the first date on which the Company Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, or the effective date of the Pro Rata Repurchase, and
     (C) with respect to any tender or exchange offer, means the first date on which the Company Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.
     Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 4.6, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.6, which is to protect the value of the conversion right of the Holders, and to avoid unjust or inequitable results as determined in good faith by the Board of Directors and evidenced by an Officers’ Certificate delivered to the Trustee.
     (b) In any case in which this Section 4.6 shall require that an adjustment be made following a record date, an effective date or an Expiration Date, as the case may be, established for the purposes specified in this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.8) issuing to the Holder of any Security converted after such record date, effective date or Expiration Date the shares of Company Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Company Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, effective date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date, effective date or Expiration Date had not occurred.
     (c) For purposes of this Section 4.6, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Company Common Stock have the right to receive any cash, securities or other property or in which the Company Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (d) If one or more events occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined in good faith by the Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.6, during such period.
     (e) If an adjustment to the Conversion Rate pursuant to this Section 4.6 results in a Holder’s deemed receipt of a distribution for U.S. federal income tax purposes, the Company may set off any withholding tax the Company is required to collect with respect to such distribution from cash payments of interest, from Company Common Stock and cash, if any, deliverable to such Holder upon the conversion of a Security, or from cash deliverable to such holder upon a Security’s redemption or repurchase.
     SECTION 4.7 No Adjustment.
     (a) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.7(a) shall be carried forward and taken into account in the determination of any subsequent adjustment. The Company shall adjust for any carry forward amount upon conversion regardless of the 1% threshold. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.
     (b) No adjustment in the Conversion Rate shall be required for issuances of Company Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value, or a change to no par value, of the Company Common Stock.
     (c) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.
     SECTION 4.8 Adjustment Procedures and Notices.

     (a) Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Supplemental Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.
     (b) In the event that the Company shall propose to take any action of the type described in this Section 4.6 (but only if the action of the type described in this Section 4.6 would result in an adjustment in the Conversion Rate or conversion privilege), the Company shall promptly mail to Holders a notice, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Rate or conversion privilege which shall be deliverable upon conversion. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
     (c) As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 4.6, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Company Common Stock that the Holders are entitled to receive upon conversion pursuant to Section 4.6.
     SECTION 4.9 Notice of Certain Transactions. In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 10 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.9.
     SECTION 4.10 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. If any of following events occur (each, a “Business Combination”):
     (i) any recapitalization, reclassification or change of the Company Common Stock, other than changes resulting from a subdivision or a combination;
     (ii) a consolidation, merger or combination involving the Company;
     (iii) a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Company; or
     (iv) any statutory share exchange,

in each case as a result of which holders of Company Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Company Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act of 1939 as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holders of the Securities then outstanding will be entitled thereafter to convert such Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such Business Combination had such Securities been converted into Company Common Stock immediately prior to such Business Combination. In the event holders of Company Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Holders of Securities shall have the right to make a similar election (including without limitation, being subject to similar proration constraints) upon conversion of the Securities with respect to the number or amount of shares of stock, other securities, cash, property or other assets, or any combination thereof, which the holders of the Securities will receive upon conversion of the Securities. The Company may not become a party to any such transaction unless its terms are consistent with this Section 4.10. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Company Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof. Notwithstanding anything contained in this Section, and for the avoidance of doubt, this Section shall not affect the right of a Holder to convert its Securities into shares of Company Common Stock prior to the effective date of a Business Combination.
     SECTION 4.11 Trustee’s Disclaimer.
     (a) The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers Certificate and/or an Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.8. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.
     (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 8.4 of the Indenture.

     SECTION 4.12 Voluntary Increase. The Company from time to time may increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if the period is at least 20 days, its Board of Directors has made a determination that this increase would be in the Company’s best interests, and the Company provides 15 days prior written notice of any increase in the Conversion Rate to the Trustee and Holders. The Company may also make such an increase to the Conversion Rate as the Board of Directors determines would avoid or diminish U.S. federal income tax to holders of shares of Company Common Stock in connection with a dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for U.S. federal income tax purposes.
ARTICLE FIVE
COVENANTS
     SECTION 5.1 Limitation on Liens. The Company will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, issue, assume or guarantee any indebtedness that is secured by a mortgage, pledge, security interest or other lien or encumbrance (a “Lien”), other than Permitted Liens, upon or with respect to any Principal Property or on the capital stock of any Restricted Subsidiary unless:
     (a) the Company secures the Securities equally and ratably with (or prior to) any and all other obligations and indebtedness secured by that Lien; or
     (b) the aggregate amount of the consolidated indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens (other than Permitted Liens) on any Principal Property or on the capital stock of any Restricted Subsidiary, together with all Attributable Debt in respect of Sale and Leaseback Transactions existing at such time, does not at the time exceed the greater of (i) 15% of the Company’s Consolidated Net Tangible Assets, as shown on the latest quarterly consolidated financial statements of the Company and its Subsidiaries preceding the date of determination and (ii) and $200,000,000.
     SECTION 5.2 Information Rights. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee, the Holders, and, upon request, beneficial owners of Securities with reports containing substantially the same information as would have been required to be filed with the Commission had the Company continued to have been subject to such reporting requirements. In such event, such reports will be required to be provided at the times the Company would have been required to have provided such reports had it continued to be subject to such reporting requirements. In such event the Company will (i) hold a quarterly conference call to discuss the quarterly and annual information contained in the reports no later than five Business Days from the time the Company furnishes such information to the Trustee; (ii) no fewer than three Business Days prior to the date of the conference call required to be held in accordance with clause (i) above, issue a press release to the appropriate wire services for broad dissemination in the United States and Canada announcing the time and date of such conference call and directing the beneficial owners of the Securities, prospective investors and securities analysts to contact the investor relations office of the Company to obtain the reports and information and how to access such conference call; and (iii) either (A) maintain an unrestricted public website on which the reports and conference call access details are posted; (B) maintain a non-public website to which beneficial owners of the Securities, prospective investors and securities analysts are given access and to which the reports and conference call access details are posted or (C) distribute via e-mail such reports and conference call details to beneficial owners of the Securities, prospective investors and securities analysts who request to receive such distributions.
     SECTION 5.3 Conversion Condition. The Company shall use commercially reasonable efforts to obtain Stockholder Approval and to cause the Conversion Condition to occur as soon as practicable after the date hereof.
     SECTION 5.4 Credit Facility Condition. The Company shall use commercially reasonable efforts to cause the Credit Facility Condition to occur as soon as practicable after the date hereof.
ARTICLE SIX
EVENTS OF DEFAULT
     SECTION 6.1 Amendments to Article Five Events of Default. Section 5.1 of the Indenture is hereby amended with respect to the Securities by deleting the “;” from the end of clause (f) thereof and substituting a “; or” in its place and by adding the following at the end thereof:
     “(g) failure to deliver when due shares of Company Common Stock, cash, and/or any other consideration payable upon conversion with respect to the Securities, which failure continues for 5 days;
     (h) failure to provide Fundamental Change Company Notice when required, which failure continues for 10 days;
     (i) failure to purchase Securities at the option of the holder upon a Fundamental Change;”.
ARTICLE SEVEN
MISCELLANEOUS PROVISIONS
     SECTION 7.1 Ratification. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
     SECTION 7.2 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.
     SECTION 7.3 Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH

THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.
     SECTION 7.4 Supplemental Indentures Without Consent of the Holders. For so long as the Original Purchasers beneficially own a majority of the outstanding Securities, Section 8.1(d) of the Indenture shall not be applicable to amendments to this Supplemental Indenture.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed as of the day and year first above written.

USG CORPORATION
By:	/s/ Karen L. Leets
Name:	Karen L. Leets
Title:	Vice President and Treasurer

By:	/s/ Ellis A. Regenbogen
Name:	Ellis A. Regenbogen
Title:	Vice President, Corporate Secretary and Associate General Counsel

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

EXHIBIT A — Form of Note
USG CORPORATION
10% Contingent Convertible Senior Notes due 2018
     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
THIS NOTE AND THE SECURITIES ISSUEABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. 1	U.S.$400,000,000 CUSIP No.: 903293AT5
     USG Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount set forth above on December 1, 2018, and to pay interest thereon from November 26, 2008 or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually on June 1 and December 1 in each year, commencing June 1, 2009, at the rate of 10% per annum, which interest shall be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing, (i) if the Conversion Condition has not occurred before April 10, 2009 the interest rate on the notes will be increased to 20% per annum from and including November 26, 2008 and shall remain at 20% per annum until the next interest payment date after the Conversion Condition shall have occurred and (ii) with respect to Designated Excess Securities only, if the Credit Facility Condition has not occurred before April 10, 2009, the interest rate payable in respect of Designated Excess Securities shall be increased to 20% per annum, which interest shall be computed on the basis of a 360-day year of twelve 30-day months, from and including November 26, 2008 and shall remain at 20% per annum, until the next interest payment date after the Credit Facility Condition shall have occurred.
     The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written wire instructions at least five Business Days prior to the applicable interest payment date.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signatures appear on next page]

     IN WITNESS WHEREOF, USG Corporation has caused this instrument to be duly signed.

USG CORPORATION
By:
	Name:	Karen L. Leets
	Title:	Vice President and Treasurer

By:
	Name:	Ellis A. Regenbogen
	Title:	Vice President, Corporate Secretary and Associate General Counsel

Dated: November 26, 2008

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee
By:
Authorized Signatory

Dated: November 26, 2008

[FORM OF REVERSE SIDE OF SECURITY]

10% Contingent Convertible Senior Notes due 2018
     Section 1. Indenture
     The Company issued the Securities under an Indenture, dated as of November 1, 2008, between the Company and the Trustee, and Supplemental Indenture No. 1 thereto, dated as of November 26, 2008 (collectively, the “Indenture”). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions.
     The Securities are senior unsecured obligations of the Company limited to $400,000,000 aggregate principal amount outstanding on initial issuance, none of which may be reissued following cancellation thereof.
     Section 2. Redemption
     Subject to and upon compliance with the provisions of the Indenture, on and after December 1, 2013, the Company may repurchase any Security that is $1,000 principal amount or integral multiples thereof.
     Section 3. Repurchase on a Fundamental Change
     Subject to and upon compliance with the provisions of the Indenture, a Holder may require the Company to repurchase any Security that is $1,000 principal amount or integral multiples thereof, upon the occurrence of a Fundamental Change.
     Section 4. Conversion
     Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof.
     Section 5. Sinking Fund
     The Securities are not subject to any sinking fund.
     Section 6. Denominations; Transfer; Exchange
     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.
     Section 7. Persons Deemed Owners
     The registered Holder of this Security may be treated as the owner of it for all purposes.
     Section 8. Unclaimed Money
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
     Section 9. Discharge and Defeasance
     Subject to certain conditions as set forth in the Indenture, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
     Section 10. Trustee Dealings with the Company
     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
     Section 11. No Recourse Against Others
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
     Section 12. Authentication
     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

     Section 13. Governing Law
     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     Section 14. CUSIP Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SCHEDULE OF EXCHANGES
     The following exchanges of a part of this Book-Entry Security have been made:

		Amount of increase in	Principal Amount of this	Signature of
	Amount of decrease in	Principal Amount of	Book-Entry Security	authorized signatory
Date of	Principal Amount of	this Book-Entry	following such decrease	of Trustee or
Exchange	this Book-Entry Security	Security	(or increase)	Security Custodian

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date:                                          Your Signature:

Sign exactly as your name appears on the other side of this Security.

CONVERSION NOTICE
     To convert this Security into common stock of the Company, par value $0.10 per share, check the box:
     To convert only part of this Security, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $     .
     If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature

Date:

(Sign exactly as your name appears on the other side of this Security)

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
TRANSFER OF RESTRICTED SECURITIES

Re:	10% Contingent Convertible Senior Notes Due 2018 (the “Securities”) of USG Corporation
This certificate relates to $                      principal amount of Securities owned in (check applicable box)

☐ book-entry or	☐ definitive form by	(the “Transferor”).
The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.
In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.4 of the Supplemental Indenture dated as of November 26, 2008 between USG Corporation and Wells Fargo Bank, National Association, as trustee (the “Supplemental Indenture”), which Supplemental Indenture was made pursuant to an Indenture dated as of November 1, 2008 between USG Corporation and Wells Fargo Bank, National Association, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):
☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.
The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:

(Insert Name of Transferor)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed By:

(Name of Eligible Guarantor Institution as defined by SEC Rule 17 Ad-15 (17 CFR 240.17 Ad-15))

By:
Name:
Title:

EXHIBIT B — Form of Fundamental Change Repurchase Notice
FUNDAMENTAL CHANGE REPURCHASE NOTICE
To: USG Corporation
     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from USG Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture referred to in the Security at the Fundamental Change Repurchase Price, together with accrued and unpaid interest to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature (s)

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

Send this notice by mail to:
USG Corporation
c/o Wells Fargo Bank, National Association
608 Second Avenue South
MAC N9303-121
Minneapolis, MN 55479
Attention Corporate Trust Operations

B-1

EXHIBIT C — Designated Original Purchaser Subsidiaries
Berkshire Hathaway Inc., a Delaware corporation.

C-1